Exhibit 4.1

FORM OF WARRANT TO PURCHASE COMMON STOCK

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

AMICUS THERAPEUTICS, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:

Date of Issuance:            , 2015

VOID AFTER               , 2020

THIS CERTIFIES THAT, for value received,                   , or permitted registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to subscribe for and purchase at the Exercise Price (defined below) from Amicus Therapeutics, Inc., a Delaware corporation (the “Company”), up to                 shares of Common Stock, par value $.01 per share (the “Common Stock”), of the Company. This warrant is one of a series of warrants issued by the Company as of the date hereof (individually, a “Warrant”; collectively, the “Warrants”) pursuant to that certain Note and Warrant Subscription Agreement, dated October 1, 2015, between the Company and each of the investors named therein (the “Purchase Agreement”).

1.   Definitions. Capitalized terms used herein but not otherwise defined herein shall have their respective meanings as set forth in the Purchase Agreement. As used herein, the following terms shall have the following respective meanings:

(A)       “Eligible Market” means any of the New York Stock Exchange, The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market.

(B)       “Exercise Period” shall mean the period commencing the Date of Issuance and ending on the fifth (5th) anniversary of the Date of Issuance.

(C)       “Exercise Price” shall mean the product of (x) the VWAP for the four (4) Trading Days beginning           , 2015 and (y) 122.5%, subject to adjustment pursuant to Section 4 below.

(D)       “Trading Day” shall mean (i) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (ii) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the OTC Bulletin Board (or any successor thereto), or (iii) if trading does not occur on the OTC Bulletin Board (or any successor thereto), any business day.

(E)        “Trading Market” shall mean the OTC Bulletin Board or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

(F)         “VWAP” shall mean, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company and reasonably acceptable to the holders of a majority in interest of the Warrants then outstanding, the fees and expenses of which shall be paid by the Company.

(G)       “Warrant Shares” shall mean the shares of the Common Stock issuable upon exercise of this Warrant.

2.   Exercise of Warrant. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth on the signature page hereto (or at such other address as it may designate by notice in writing to the Holder):

(A)       an executed written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”); and

(B)       payment of the Exercise Price in cash or by check.

The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any.

Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the

Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission system if the Company’s transfer agent is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Exercise Notice, in each case within three business days from the delivery to the Company of the Exercise Notice and payment of the aggregate Exercise Price as set forth above. This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company.

The person in whose name any certificate or certificates for Warrant Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which payment of the Exercise Price was made, irrespective of the date such Warrant Shares are credited to the DTC account of the Holder’s prime broker or the date of delivery of the certificate or certificates evidencing such Warrant Shares, as the case may be, except that, if the date of such payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the stock transfer books are open.

Subject to Section 2.4 and the final sentence of this paragraph and to the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person or entity of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. The Holder shall have the right to pursue any remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant Shares upon exercise of this Warrant as required pursuant to the terms hereof.

2.1.                            Issuance of New Warrants. Upon any partial exercise of this Warrant, the Company, at its expense, will forthwith and, in any event within five business days, issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable, in the aggregate, for the balance of the number of shares of the Common Stock remaining available for purchase under this Warrant.

2.2.                            Payment of Taxes and Expenses. The Company shall pay any recording, filing, stamp or similar tax which may be payable in respect of any transfer involved in the issuance of, and the preparation and delivery of certificates (if applicable) representing, (A) any Warrant Shares purchased upon exercise of this Warrant and/or (B) new or replacement warrants in the Holder’s name or the name of any transferee of all or any portion of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance, delivery or registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving

Warrant Shares upon exercise hereof.

2.3.                            Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

2.4.                            Exercise Limitations; Holder’s Restrictions. A Holder, other than an Excluded Holder, shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise, such Holder (together with such Holder’s affiliates), as set forth on the applicable Exercise Notice, would beneficially own in excess of 19.9% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance. For purposes of this Section 2.4, the number of shares of the Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of the Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of the Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by such Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other shares of the Common Stock or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2.4, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it being acknowledged by a Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2.4 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of a Holder, and the submission of an Exercise Notice shall be deemed to be each Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 2.4, in determining the number of outstanding shares of the Common Stock, a Holder may rely on the number of outstanding shares of the Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public securities filing with the U.S. Securities and Exchange Commission by the Company or (z) any other announcement or notice by the Company or the Company’s transfer agent setting forth the number of shares of the Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of the Common Stock then outstanding. In any case, the number of outstanding shares of the Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by such Holder or its affiliates since the date as of which such number of outstanding shares of the Common Stock was reported. The provisions of this Section 2.4 may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, and the provisions of this Section 2.4 shall continue to apply until such 61st day (or such later date, as determined by such Holder, as may be specified in such notice of waiver). For purposes of this Section 2.4, an “Excluded Holder” shall mean a Holder (together with such Holder’s affiliates) that beneficially owned in excess of 19.9% of the number of shares of the Common Stock outstanding on the date this Warrant was issued to such Holder; provided, however, that if thereafter such Holder (together with such Holder’s affiliates) shall beneficially own 19.9% or a percentage less than 19.9% of the number of shares of the Common Stock outstanding, then such Holder shall cease to be an “Excluded Holder” hereunder.

3.   Covenants of the Company.

3.1.                            Covenants as to Warrant Shares. The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved, free from preemptive rights, a sufficient number of shares of the Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of the Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will use its commercially reasonable efforts to take such corporate action in compliance with applicable law as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of the Common Stock to such number of shares as shall be sufficient for such purposes.

3.2.                            Notices of Record Date and Certain other Events. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least 15 days prior to the date on which any such record is to be taken for the purpose of such dividend or distribution, a notice specifying such date. In the event of any voluntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder, at least 15 days prior to the date of the occurrence of any such event, a notice specifying such date. In the event the Company authorizes or approves, enters into any agreement contemplating, or solicits stockholder approval for any Fundamental Transaction, as defined in Section 6 herein, the Company shall mail to the Holder, at least 15 days prior to the date of the occurrence of such event, a notice specifying such date. Notwithstanding the foregoing, the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

3.3                               Registration Rights. The Warrant Shares issuable upon exercise of this Warrant are each Registrable Securities under the Purchase Agreement and the registration rights set forth in Section 7 of the Purchase Agreement shall apply to the Warrant Shares.

4.                                                  Adjustment of Exercise Price and Shares. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 4 .

(A)          If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on the Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of the Common Stock, (ii) subdivides outstanding shares of the Common Stock into a larger number of shares, or (iii) combines outstanding shares of the Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of the Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of the Common Stock outstanding immediately after such event and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately adjusted. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(B)          If the Company, at any time while this Warrant is outstanding, distributes to holders of the Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of the Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then in each such case the Holder shall be entitled upon exercise of this Warrant for the purchase of any or all of the Warrant Shares, to receive the amount of Distributed Property which would have been payable to the Holder had such Holder been the holder of such Warrant Shares on the record date for the determination of stockholders entitled to such Distributed Property. The Company will at all times set aside in escrow and keep available for distribution to such holder upon exercise of this Warrant a portion of the Distributed Property to satisfy the distribution to which such Holder is entitled pursuant to the preceding sentence.

(C)          Upon the occurrence of each adjustment pursuant to this Section 4, the Company at its expense will, promptly provide written notice thereof to the Holder and, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(D)          No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.0001; provided, however, that any adjustments which by reason of this Section 4(D) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, however, that adjustments shall be required and made in accordance with the provisions of this Section 4 (other than this Section 4(D)) not later than such time as may be required in order to preserve the tax-free nature of a distribution, if any, to the Holder of this Warrant or the Warrant Shares issuable upon the exercise hereof. All calculations under this Section

4 shall be made to the $0.0001 or to the nearest 1/1000th of a share, as the case may be. Anything in this Section 4 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those required by this Section 4, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

5.   Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the number of Warrant Shares to be issued will be rounded down to the nearest whole share.

6.   Fundamental Transactions. If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another entity in which the Company is not the surviving corporation, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another entity shall be effected (any such transaction being hereinafter referred to as a “Fundamental Transaction”), then the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any share of stock, securities or assets thereafter deliverable upon the exercise thereof. The Company shall not affect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger, or the entity purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Warrant. Notice of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 20 days prior to such event. The provisions of this Section 6 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions, each of which transactions shall also constitute a Fundamental Transaction.

7.   Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization,

transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant.  Without limiting the generality of the foregoing, the Company (A) shall not increase the par value of any shares of the Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (B) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of the Common Stock upon the exercise of this Warrant, and (C) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of the Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the Warrant Shares issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

8.   No Stockholder Rights. Other than as provided in Section 3.2, Section 4(A) or otherwise herein, this Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company, including without limitation to receive dividends or other distributions.

9.   Transfer of Warrant.

(A)                Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 9(D), this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(B)                New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 9(A), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(C)                Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose, in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the

Holder, and for all other purposes, absent actual notice to the contrary reasonably satisfactory to the Company.

(D)                Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer, that (i) the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, and (ii) the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company, and (iii) the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) promulgated under the Securities Act.

10.                                            Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

11.                                            Notices, Etc. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (A) upon personal delivery to the party to be notified, (B) when sent by confirmed facsimile to the facsimile number specified in writing by the recipient if sent during normal business hours of the recipient on a Trading Day, if not, then on the next Trading Day, (C) the next Trading Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page hereto and to Holder at the applicable address set forth on the applicable signature page to the Purchase Agreement or at such other address as the Company or Holder may designate by ten days advance written notice to the other parties hereto. The Company shall give written notice to the Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation. The Company shall also give written notice to the Registered Holders at least 20 days prior to the date on which any Fundamental Transaction, dissolution or liquidation shall take place.

12.                                           Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

13.                                            Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

14.                                            Amendment Or Waiver. Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

15.                                            Headings. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

[Signature page follows]

The Company has caused this Warrant to be executed by its duly authorized officer as of            , 2015.

AMICUS THERAPEUTICS, INC.

By:
Name:
Title:

1 Cedar Brook Drive
Cranbury, NJ 08512

Exhibit A

FORM OF NOTICE OF EXERCISE

TO:         AMICUS THERAPEUTICS, INC.

Reference is made to that certain Warrant to Purchase Common Stock, dated             , 2015, No.     of a series of similar Warrants to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

(1)         The undersigned hereby elects to purchase             shares of the common stock, par value $.01 (the “Common Stock”), of Amicus Therapeutics, Inc. (the “Company”) pursuant to the terms of the Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.

(2) Please issue the certificate for shares of the Common Stock in the name of:

(Print or type name)

Social Security or other Identifying Number:

Street Address:

City State Zip Code:

(3) If such number of shares shall not be all the shares purchasable upon the exercise of the Warrants evidenced by this Warrant, a new warrant certificate for the balance of such Warrants remaining unexercised shall be registered in the name of and delivered to:

(4) The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Please insert social security or other identifying number:

(Print name and address)

Dated:	, 20

(Signature)

(Print name)

Exhibit B

FORM OF ASSIGNMENT

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:	, 20

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Form of Assignment must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.